Exhibit 99.1

Press Contact:
Michael T. Burns
Investor Relations
Harris Interactive Inc.
800-866-7655 x7328
mburns@harrisinteractive.com
Harris Interactive® Returns to Profitability, Achieves Operating and Net
Income for First Time in Seven Quarters
New York, N.Y. — January 26, 2010 — Harris Interactive Inc. (NASDAQ: HPOL), a leading innovative global market research firm, today announced its financial results for the second quarter of fiscal 2010. Kimberly Till, President and Chief Executive Officer of Harris Interactive, said, “The results for our second quarter demonstrate that we are making progress on improving the strategic and financial performance of the company, as evidenced by our return to profitability for the first time in seven quarters. Although consolidated revenue was down 12% when compared with last year’s second quarter, it was up by 15% from this year’s first quarter, influenced in part by the normal seasonality of our business. Consolidated bookings showed comparative growth for the first time in five quarters and were up 10% compared with last year’s second quarter. Our U.S. business, which represents about 60% of our overall revenue, achieved an operating profit for the third consecutive quarter. As we head into the second half of the fiscal year, our overall cash position remains strong.” Till added, “Our numbers are starting to reflect the many initiatives that we have put in place to grow bookings, rebuild revenue, and improve profitability.”
Financial Highlights

	For the Three Months		For the Six Months
	Ended December 31,		Ended December 31,
$ in millions — unaudited	2009	2008	2009	2008

Revenue	$44.6	$50.7	$83.6	$100.9
Operating income (loss)	$0.6	$(45.9)	$0.2	$(49.1)
Net income (loss)	$1.3	$(65.6)	$0.7	$(67.9)
Fully diluted net income (loss) per share	$0.02	$(1.23)	$0.01	$(1.27)

Adjusted EBITDA*	$2.8	$(2.7)	$4.8	$(2.6)
Adjusted EBITDA* with add-back of restructuring and other charges	$3.2	$3.2	$5.3	$3.8

*	EBITDA is a non-GAAP measure. Adjusted EBITDA, also a non-GAAP measure, is EBITDA less stock-based compensation and non-cash goodwill impairment charges.
Key Financial Statistics
•	Total revenue for the second quarter of fiscal 2010 was $44.6 million, as compared with $50.7 million for the same prior year period.

•	Operating income for the second quarter of fiscal 2010 was $0.6 million, as compared with an

©2010 Harris Interactive Inc.	All rights reserved.

operating loss of $(45.9) million for the same prior year period. Operating income for the second quarter of fiscal 2010 included $0.4 million in restructuring and other charges, compared with $46.1 million in goodwill impairment, restructuring and other charges for the same prior year period.
•	Net income for the second quarter of fiscal 2010 was $1.3 million, or $0.02 per fully diluted share, as compared with a net loss of $(65.6) million, or $(1.23) per fully diluted share for the same prior year period. Net income for the second quarter of fiscal 2010 included an income tax benefit of $1.1 million that arose from a tax law change enacted during the quarter.

•	Bookings for the second quarter of fiscal 2010 were $53.2 million, as compared with $48.6 million for the same prior year period.

•	Secured revenue (formerly referred to as backlog) for the second quarter of fiscal 2010 was $51.1 million, as compared with $58.0 million for the same prior year period.

•	Non-GAAP Adjusted EBITDA* with add-back of restructuring and other charges for the second quarter of fiscal 2010 was $3.2 million, consistent with $3.2 million for the same prior year period.
Ms. Till outlined the Company’s plans for the future. “Our roadmap consists of three phases: first, turning around the financial and strategic performance of the business; second, moving towards a leadership position in the market research industry; and, third, expanding into new and related market segments. We believe that we are well along the way in turning around the performance of the business, as demonstrated by our improved results this quarter and our ability to attract top talent. We are beginning to put in place the plans that will take us into the next phase, moving towards a leadership position in the industry. We intend to do this through product innovation and creating economies of scale by leveraging technology to create a seamless, global research platform. The innovative products we have planned include products in the areas of social media, mobile platforms, and linkage among different data sets and measures, and should lead to higher margins. Further, the global platform should deliver cost savings, faster turnaround of client work on a global basis, and higher quality. In the third phase, we plan to expand into new and related market information and insight segments, particularly those with higher profit margins than traditional custom market research, by leveraging the strength of the Harris brand, our technology expertise, and our other relevant competencies,” concluded Till.
Second Quarter Results Conference Call and Webcast Access
Kimberly Till, President and CEO, will host a conference call to discuss these results on Tuesday, January 26, 2010, at 5:00 p.m. EST. Formal remarks will be followed by a question and answer session.
To access the conference call, please dial toll-free 888.211.4435 in the United States and Canada, or 913.312.0979 internationally.
A live webcast of the conference call also will be accessible via the Investor Relations section of our website at http://ir.harrisinteractive.com/, where an archived replay of the webcast will be available for 30 days following the call. No telephone replay of the conference call will be provided. This media release will be available under the Investor Relations section of our website at http://ir.harrisinteractive.com/ prior to the call.

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Cautionary Note Regarding Forward Looking Statements
Certain statements in this press release and oral statements made by the Company on its conference call in relation to this release constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, among others, statements as to future economic performance, projections as to financial items, estimates, and plans and objectives for future operations, products and services. In some cases, you can identify forward-looking statements by terminology such as, “may”, “should”, “expects”, “plans”, “anticipates”, “feel”, “believes”, “estimates”, “predicts”, “potential”, “continue”, “consider”, “possibility”, or the negative of these terms or other comparable terminology. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. Such risks and uncertainties include, without limitation, risks detailed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K, as updated quarterly in our Quarterly Reports on Form 10-Q to reflect additional material risks. The Company has filed its reports on Forms 10-K and 10-Q with the Securities and Exchange Commission, and they are available under the Investor Relations section of our website at http://ir.harrisinteractive.com/. Risks and uncertainties also include the continued volatility of the global macroeconomic environment and its impact on the Company and its clients, the Company’s ability to sustain and grow its revenue base, the Company’s ability to maintain and improve cost efficient operations, the impact of reorganization and restructuring and related charges, quarterly variations in financial results, actions of competitors, the Company’s ability to develop and maintain products and services attractive to the market, and uncertainties surrounding compliance with certain NASDAQ listing requirements.
You are urged to consider these factors carefully in evaluating such forward-looking statements and are cautioned not to place undue reliance on them. The forward-looking statements are qualified in their entirety by this cautionary statement.
About Harris Interactive
Harris Interactive is one of the world’s leading custom market research firms, leveraging research, technology, and business acumen to transform relevant insight into actionable foresight. Known widely for the Harris Poll and for pioneering innovative research methodologies, Harris offers expertise in a wide range of industries including healthcare, technology, public affairs, energy, telecommunications, financial services, insurance, media, retail, restaurant, and consumer package goods. Serving clients in over 215 countries and territories through our North American, European, and Asian offices and a network of independent market research firms, Harris specializes in delivering research solutions that help us — and our clients — stay ahead of what’s next. For more information, please visit www.harrisinteractive.com.
HPOL — E

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HARRIS INTERACTIVE INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	December 31,	June 30,
	2009	2009

Assets
Cash and cash equivalents	$14,634	$16,752
Marketable securities	504	1,010
Accounts receivable, net	24,461	23,163
Unbilled receivables	8,413	6,520
Prepaids and other current assets	5,459	7,244
Deferred tax assets	852	632

Total current assets	54,323	55,321

Property, plant and equipment, net	6,346	8,015
Other intangibles, net	18,089	18,540
Deferred tax assets	289	284
Other assets	2,042	2,367

Total assets	$81,089	$84,527

Liabilities and Stockholders’ Equity
Accounts payable	$6,551	$6,738
Accrued expenses	15,125	18,349
Current portion of long-term debt	6,925	6,925
Deferred revenue	14,572	12,531

Total current liabilities	43,173	44,543

Long-term debt	12,119	15,581
Deferred tax liabilities	2,932	3,163
Other long-term liabilities	2,400	3,117

Total stockholders’ equity	20,465	18,123

Total liabilities and stockholders’ equity	$81,089	$84,527

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HARRIS INTERACTIVE INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three months ended		Six months ended
	December 31,		December 31,
	2009	2008	2009	2008

Revenue from services	$44,629	$50,660	$83,564	$100,940

Operating expenses:
Cost of services	28,085	31,412	52,514	62,563
Selling, general and administrative	13,849	17,117	26,811	36,726
Depreciation and amortization	1,718	1,912	3,474	3,995
Restructuring and other charges	383	5,844	531	6,472
Goodwill impairment charge	—	40,250	—	40,250

Total operating expenses	44,035	96,535	83,330	150,006

Operating income (loss)	594	(45,875)	234	(49,066)
Operating margin	1.3%	-90.6%	0.3%	-48.6%
Interest and other income	(12)	(135)	(27)	(325)
Interest expense	499	1,374	1,036	1,830

Income (loss) from operations before income taxes	107	(47,114)	(775)	(50,571)

Provision (benefit) for income taxes	(1,227)	18,509	(1,476)	17,315

Net income (loss)	$1,334	$(65,623)	$701	$(67,886)

Basic net income (loss) per share	$0.02	$(1.23)	$0.01	$(1.27)

Diluted net income (loss) per share	$0.02	$(1.23)	$0.01	$(1.27)

Weighted average shares outstanding -
Basic	53,939,876	53,391,308	53,919,859	53,365,347

Diluted	54,060,635	53,391,308	54,050,397	53,365,347

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Reconciliation of GAAP Income to EBITDA and Adjusted EBITDA

	Three months ended		Six months ended
	December 31,		December 31,
	2009	2008	2009	2008

GAAP net income (loss)	$1,334	$(65,623)	$701	$(67,886)
Interest income	(12)	(135)	(27)	(325)
Interest expense	499	1,374	1,036	1,830
Provision (benefit) for income taxes	(1,227)	18,509	(1,476)	17,315
Depreciation and amortization	2,077	2,276	4,214	4,738

EBITDA	$2,671	$(43,599)	$4,448	$(44,328)
Goodwill impairment charge	—	40,250	—	40,250
Stock-based compensation *	162	661	321	1,454

Adjusted EBITDA	$2,833	$(2,688)	$4,769	$(2,624)

Adjusted EBITDA	$2,833	$(2,688)	$4,769	$(2,624)
Add-back of restructuring and other charges	383	5,844	531	6,472

Adjusted EBITDA with add-back of restructuring and other charges	$3,216	$3,156	$5,300	$3,848

*	Stock-based compensation expense represents the cost of stock-based compensation awarded by the Company to its employees under FASB Statement 123(R), “Share-Based Payments”.

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